Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Energy Services of America Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of Energy Services of America Corporation (formerly Energy Services Acquisition Corp) of our report dated December 19, 2007 with respect to the balance sheet of Energy Services of America Corporation as of September 30, 2007 and 2006 and the related statements of income, stockholders’ equity and cash flows for the year ended September 30, 2007 as well as the periods from March 31, 2006 (inception) to September 30, 2007 and 2006, included in the Form 10-K of Energy Services of America Corporation for the year ended September 30, 2007 and the Schedule 14A Definitive Proxy Statement of Energy Services of America Corporation filed with the Securities and Exchange Commission on June 13, 2008. We also consent to the reference to our Firm under the heading "EXPERTS" in such Prospectus.

/s/Castaing, Hussey & Lolan, LLC
New Iberia, LA

August 27, 2008